UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 1, 2005

Stonepath Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16105	65-0867684
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Alaskan Way, Suite 200
Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (206) 336-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c)              Departure of Chief Financial Officer and Appointment of Chief Financial Officer.

Robert Arovas, the Company’s President, has also assumed the duties of the Company’s Chief Financial Officer, effective as of December 1, 2005. Thomas Scully, the Company’s former Chief Financial Officer, has assisted with the transition and has resigned as of December 1, 2005, in connection with the relocation of the Company’s headquarters from Philadelphia to Seattle.

Mr. Arovas has served as the Company’s President since October 2004.  From June 1999 to July 2002, Mr. Arovas was the President and Chief  Executive Officer of Geologistics Corporation, a privately held global logistics provider. Prior to that, Mr. Arovas was the Executive Vice President, Chief Financial Officer of Fritz Companies from 1997 to 1999.  Earlier in his career,  Mr. Arovas held executive positions at various companies, including The Pittston Company and Burlington Air Express and has a background in public  accounting.  Since 2002, Mr. Arovas has been on the board of directors of a privately held company, provided consulting services and served as part of an acquisition group in the logistics area, among other activities.

Mr. Arovas has a current employment agreement with the Company, filed as Exhibit 10.22 to Form 8-K/A on February 7, 2005.  The agreement provides for an employment term of five years ending on October 14, 2009.  It provides Mr. Arovas with the right to an annual salary of $250,000 (which may be increased or decreased by the Company’s Board of Directors, but not to an amount less than $250,000), annual bonuses at the discretion of the Company, and options to purchase 200,000 shares of the Company’s common stock.  The agreement also provides for continuing payments to Mr. Arovas in the event his employment is terminated by the Company for reasons other than “For Cause” as defined in the agreement or in the event Mr. Arovas voluntarily leaves the Company for “Good Reason,” as defined in the agreement.

There are no related party transactions between Mr. Arovas and the Company. Mr. Arovas has no family relation with any director or officer of the Company.

Item 7.01               Regulation FD Disclosure.

On December 2, 2005, the Company issued a press release announcing that Robert Arovas, the Company’s President, has also assumed the duties of the Company’s Chief Financial Officer, effective as of December 1, 2005. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits:

99.1         Press Release dated December 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.

Date: December 2, 2005	By:	/s/ Jason F. Totah
	Name:	Jason F. Totah
	Title:	Chief Executive Officer